Exhibit 10.00 - Note Purchase Agreement by and between the Company and Vicis Capital Master Fund for $1,302,000

                         MEDICAL MEDIA TELEVISION, INC.

             $1,302,000 10% SECURED CONVERTIBLE PROMISSORY NOTE DUE

                                 AUGUST 11, 2007

                             NOTE PURCHASE AGREEMENT

                                 By and Between

                         MEDICAL MEDIA TELEVISION, INC.

                                       and

                            VICIS CAPITAL MASTER FUND

                              DATED AUGUST 11, 2006

                             NOTE PURCHASE AGREEMENT

      This NOTE PURCHASE AGREEMENT (the "Agreement"), dated this 11th day of August, 2006, is made by and between MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Company"), and VICIS CAPITAL MASTER FUND (the "Purchaser"), a trust formed under the laws of the Cayman Islands.

                                    RECITALS

      WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, a 10% Secured Convertible Promissory Note due August 11, 2007 in the principal amount of $1,302,000 and in the form attached hereto as Exhibit A (the "Note").

      WHEREAS, as an inducement for the Purchaser's acquisition of the Note, the Company has agreed to register with the SEC for resale by the Purchaser the shares of Common Stock issuable upon conversion of the Note (the "Note Shares") pursuant to a registration rights agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

      NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF THE NOTE

      1.1 Purchase and Sale of the Note. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the "Closing"), the Note for the following (collectively, the "Purchase Price"): (a) $790,000 in cash (the "Cash Payment"), subject to the provisions of Section 12.9 hereof; (b) the surrender of two secured promissory notes issued by the Company to the Purchaser on June 1, 2006, and June 30, 2006, respectively, each in the principal amount of $50,000 (collectively, the "June Notes") ; and (c) the surrender of a Series AA Convertible Debenture No. 05-0719 issued by the Company to the Purchaser on July 19, 2005, in the principal amount of $412,000 (the "Debenture").

      1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CDT on August 10, 2006 or at such other place, date or time as mutually agreeable to the parties (the "Closing Date).

      1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

            (a) The Company will deliver to the Purchaser the Note dated the Closing Date, in the principal amount of $1,302,000 and will deliver to the Escrow Agent (as hereinafter defined) the Pledged Shares (as hereinafter defined).

            (b) The Purchaser shall deliver to the Company the Cash Payment in immediately available funds to the Company and shall surrender for cancellation to the Company the June Notes and the Debenture.

                                   ARTICLE II
                               SECURITY DOCUMENTS

      2.1 Company Security Documents.

            (a) Security Agreement. All of the obligations of the Company under the Note shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and Purchaser ("Security Agreement"), which, except for Permitted Liens (as hereinafter defined), shall be a first lien.

            (b) Stock Pledge and Escrow Agreement. To secure the obligations of the Company under this Agreement and the Note, the Company shall pledge, hypothecate, and assign, to the Purchaser all the capital stock of its Subsidiaries (the "Pledged Shares"), pursuant to a stock pledge and escrow agreement ("Stock Pledge and Escrow Agreement"). The Pledged Shares shall be transferred and delivered at Closing to Quarles & Brady LLP (the "Escrow Agent") pursuant to the terms of the Stock Pledge and Escrow Agreement.

      2.2 Guaranty. All of the obligations of the Company under the Note shall be guaranteed pursuant to a guaranty agreement by each of the Company's Subsidiaries set forth in Section 5.4(e) hereof ("Guaranty Agreement").

      2.3 Guarantor Security Documents. All of the obligations of the Subsidiaries under the Guaranty Agreement shall be secured by a lien on all the personal property and assets of each respective Subsidiary now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between the Company and each Subsidiary set forth in Section 5.4(f) hereof ("Guarantor Security Agreement"), which, except for Permitted Liens, shall be a first lien.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

      3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

      3.2 Subsidiaries. The Company has no subsidiaries other than PetCARE Television Network, Inc., a Florida corporation ("PetCARE"), African American Medical Network, Inc., a Florida corporation ("African American Medical"), and KidCARE Medical Television Network, Inc., a Florida corporation ("KidCARE") (each a "Subsidiary" and collectively, the "Subsidiaries"). The Company owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

      3.3 No Violation. Neither the Company nor any of its Subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

      3.4 Capitalization.

            (a) As of the date hereof, the Company's authorized capital stock consists of (i) 100,000,000 shares of Common Stock, par value $.0005 per share, of which 21,117,136 shares are outstanding and 40,600,182 shares have been reserved for issuance upon the exercise of all of the outstanding options, warrants and other securities issued by the Company that are convertible into Common Stock as outlined in the Company's registration statement on Form SB-2; and (ii) 25,000,000 shares of Preferred Stock, no par value per share, of which 4,303,959 shares are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

            (b) Except as disclosed in the Company's reports, financial statements, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise on Schedule 3.4(b), prior to the date hereof (the "SEC Documents"):

                  (i) no holder of shares of the Company's capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

                  (ii) except for annual issuances of Common Stock that will be issued in connection with the Company's ESOP and to an advisory board that in the aggregate will not exceed, during any calendar year, 1.576% of the Company's outstanding Common Stock calculated on a fully-diluted basis at a per share price of $.17, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries;

                  (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.14 hereof) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound;

                  (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company any of its Subsidiaries;

                  (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended, (the "Securities Act");

                  (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

                  (vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Note; and

                  (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

      3.5 Issuance of the Note.

            (a) The Note to be issued hereunder is duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing, the Company has authorized or reserved the necessary number of shares of Common Stock for the issuance of the Note Shares. All actions by the Board, the Company and its stockholders necessary for the valid issuance of the Note and the Note Shares pursuant to the terms of the Note has been taken.

            (b) The Note Shares, when issued and paid for upon conversion of the Note, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

      3.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Security Agreement, the Stock Pledge and Escrow Agreement, and the Note, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Note in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Note, have been duly authorized by the board of directors of the Company (the "Board"), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

      3.7 Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Note Shares upon conversion of the Note in accordance therewith is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Note Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

      3.9 Governmental Consents. Except for the filing of a Form D with the SEC and the registration of the Note Shares under the Securities Act for resale by the Purchaser, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

      3.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note.

      3.11 No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Note under the Securities Act or cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

      3.12 Placement Agent's Fees. No brokerage or finder's fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates.

      3.13 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the transactions contemplated by the Transaction Documents, the Common Stock or any of its Subsidiaries or any of their respective current or former officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act within the past two (2) years.

      3.14 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or otherwise set forth on Schedule 3.14, neither the Company nor any of its Subsidiaries (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and
(z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      3.15 Financial Information; SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

      3.16 Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      3.17 Foreign Corrupt Practices.

            (a) Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (b) None of the Subsidiaries of the Company, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      3.18 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

      3.19 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each of its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      3.20 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      3.21 Title. The Company and each of its Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its Subsidiaries.

      3.22 Intellectual Property Rights. Schedule 3.22 sets forth a list of all of the Company's patents, trademarks, trade names, service marks copyrights, and registrations and applications therefor, trade secrets and any other intellectual property right (collectively, "Intellectual Property Rights"), identifying whether owned by the Company, any of its Subsidiaries or a third party. The Intellectual Property Rights are, to the best of the Company's knowledge, fully valid and are in full force and effect. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights that could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property Rights.

      3.23 Environmental Laws. The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

      3.24 Tax Matters. The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

      3.25 Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

      3.26 Investment Company Status. The Company is not, and immediately after receipt of payment for the Note will not be, an "investment company," an "affiliated person" of, "promoter" for or "principal underwriter" for, or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act.

      3.27 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an "Applicable Contract") is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and , to the Company's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

      3.28 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2006. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

      3.29 Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

      4.1 Organization. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      4.2 Authorization. This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

      4.3 Investment Investigation. The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the Note and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Note. The Purchaser, in making the decision to purchase the Note, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

      4.4 Accredited Investor. The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

      4.5 No Distribution. The Purchaser is and will be acquiring the Note for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

      4.6 Resale. The parties intend that the offer and sale of the Note be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Note purchased hereunder has not been, and may never be, registered under the Securities Act and that the Note cannot be sold or transferred unless its is first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Note may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

      4.7 Reliance. The Purchaser understands that the Note is being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

      4.8 Marketable Title to June Notes and Debenture; Cancellation. Purchaser has good and marketable title to the June Notes and the Debenture, free and clear of all liens, claims and encumbrances of any kind and has not assigned, conveyed or otherwise transferred the June Notes or Debenture to any Person. Purchaser agrees that upon receipt of the Note in accordance with Section 1.1 hereof, all obligations of the Company under the June Notes and Debentures shall terminate.

                                   ARTICLE V
                     CONDITIONS TO CLOSING OF THE PURCHASERS

      The obligation of the Purchaser to purchase the Note at the Closing is subject to the fulfillment to the Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

      5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

      5.3 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Note. At the time of the Closing, the purchase of the Note to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

      5.4 Other Agreements and Documents. Company and/or its Subsidiaries, as applicable, shall have executed and delivered the following agreements and documents:

            (a) The Note in the form of Exhibit A attached hereto;

            (b) The Registration Rights Agreement in the form of Exhibit B hereto;

            (c) The Security Agreement in the form of Exhibit C hereto;

            (d) The Stock Pledge and Escrow Agreement in the form of Exhibit D attached hereto;

            (e) The Guaranty Agreement in the form of Exhibit E attached hereto, executed by each of PetCARE, African American Medical and KidCARE;

            (f) The Guarantor Security Agreement in the form of Exhibit F attached hereto, executed by each of PetCARE, African American Medical and KidCARE;

            (g) Confirmatory Assignments of Security Interest in United States Patents, Trademarks, and Copyrights in the form of Exhibit G attached hereto;

            (h) Phil Cohen shall have executed and delivered an amendment to his employment agreement in the form of Exhibit H, attached hereto;

            (i) Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and each of its Subsidiaries set forth in
Section 5.4(f) above;

            (j) A Certificate of Good Standing from the state of incorporation of the Company and each of its Subsidiaries;

            (k) A certificate of the Company's CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and
5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Purchaser shall reasonably request;

            (l) A written waiver, in form and substance satisfactory to the Purchaser, from each person, other than the Purchaser and those Persons set forth on Schedule 5.4(l), who has any of the following rights:


                  (i) any currently effective right of first refusal to acquire the Note or the Note Shares; or

                  (ii) any right to an anti-dilution adjustment of securities issued by the Company that are held by such person that will be triggered as a result of the issuance of the Note or the Note Shares; and

            (m) All necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company.

      5.5 Pledged Shares. The Company shall have delivered the Pledged Shares to the Escrow Agent.

      5.6 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser's determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser's best interests.

                                   ARTICLE VI
                      CONDITIONS TO CLOSING OF THE COMPANY

      The Company's obligation to sell the Note at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      6.1 Representations. The representations made by the Purchaser pursuant to
Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

      6.2 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Note. At the time of the Closing, the purchase of the Note to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

      6.3 Payment of Purchase Price. The Company shall have received the Purchase Price, consisting of the Cash Payment in immediately available funds, subject to the provisions of Section 12.9 hereof, and the June Notes and the Debenture for cancellation.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

      The Company hereby covenants and agrees, so long as the Note remains outstanding, as follows:

      7.1 Maintenance of Corporate Existence. The Company shall and shall cause its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

      7.2 Maintenance of Properties. The Company shall and shall cause its Subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its Subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

      7.3 Payment of Taxes. The Company shall and shall cause its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holder of the Note, and provided, further, that the Company or its Subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

      7.4 Payment of Indebtedness. The Company shall and shall cause its Subsidiaries to pay or cause to be paid all Indebtedness incident to the operations of the Company or its Subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien (except for Permitted Liens) upon the assets or property of the Company or its Subsidiaries.

      7.5 Maintenance of Insurance. The Company shall and shall cause its Subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its Subsidiaries, in amounts sufficient to prevent the Company and its Subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its Subsidiaries is a party or by which it is bound.

      7.6 Notice of Adverse Change. The Company shall promptly give notice to the holder of the Note (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

            (a) any Event of Default (as hereinafter defined);

            (b) any other event of noncompliance by the Company or its Subsidiaries under this Agreement;

            (c) the institution or threatening of institution of an action, suit or proceeding against the Company or any Subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

            (d) any information relating to the Company or any Subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement. Any notice given under this
Section 7.6 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

      7.7 Compliance With Agreements. The Company shall and shall cause its Subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound.

      7.8 Compliance With Laws. The Company shall and shall cause each of its Subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

      7.9 Protection of Licenses, etc. The Company shall and shall cause its Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

      7.10 Accounts and Records; Inspections.

            (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

            (b) The Company shall permit each holder of the Note or any of such holder's officers, employees or representatives during regular business hours of the Company, upon forty-eight (48) hours notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its Subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its Subsidiaries at such holder's expense.

            (c) Nothing contained in this Section 7.10 shall be construed to limit any rights which a holder of any Note may otherwise have with respect to the books and records of the Company and its Subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

      7.11 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and of the Note may be made upon the Company, until such time as the Company shall notify the holder of the Note in writing, at least thirty (30) days prior thereto, of any change of location of such office.

      7.12 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Note pursuant to this Agreement solely for the purpose of working capital and the repayment of certain payables incurred in the ordinary course of business not for the repayment of debt.

      7.13 Payment of the Note. The Company shall pay the principal of and interest on the Note in the time, the manner and the form provided therein, except to the extent that such principal and/or interest shall have been converted into Common Stock in accordance with its terms.

      7.14 SEC Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall provide copies of such reports to the holder of the Note promptly upon such holder's request.

      7.15 Authorization of and Reservation of Additional Shares of Common Stock. The Company will at all times cause there to be reserved for issuance a sufficient number of shares of Common Stock for the issuance of the Note Shares.

      7.16 Further Assurances. From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and the Note.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as the Note remains outstanding, it will not (and not allow any of its Subsidiaries to), directly or indirectly, without the prior written consent of the Purchaser, as follows:

      8.1 Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock, other than in connection with repurchases upon the termination of employment of employee equityholders.

      8.2 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Note, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchaser but will suffer and permit the execution of every such power as though no such law had been enacted.

      8.3 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

      8.4 Liens. Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any Subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each a "Lien" and collectively, "Liens"), except that the foregoing restrictions shall not apply to:

            (a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

            (b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

            (c) liens securing indebtedness of the Company or any Subsidiaries which is in an aggregate principal amount not exceeding $100,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

            (d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

            (e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) any attachment or judgment lien not constituting an Event of Default;

            (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

            (h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (k) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries; and

            (l) the replacement, extension or renewal of any lien permitted by this Section 8.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (a) - (l) above shall be referred to as "Permitted Liens".

      8.5 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

            (a) any indebtedness or the incurring, creating or assumption of any indebtedness secured by liens permitted by the provisions of Section 8.4(c) above;

            (b) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

            (c) indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $100,000 and is subordinate to the indebtedness under this Agreement;

            (d) indebtedness under the Note and any Indebtedness otherwise existing on the date hereof;

            (e) indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

            (f) indebtedness relating to loans from the Company to its Subsidiaries;

            (g) indebtedness relating to capital leases in an amount not to exceed $100,000;

            (h) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

            (i) indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

      8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the Subsidiaries, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity.

      8.7 Change in Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, "Change in Control Transaction" means, except with respect to acquisitions by the Company in the normal course of business, the occurrence of (a) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Purchaser shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a reincorporation merger involving the Company or with respect to which the Company is the survivor), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

      8.8 Amendment of Charter Documents. Make any further amendment to the articles of incorporation or by-laws of the Company or any of its Subsidiaries.

      8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any person, firm or entity, except for intercompany loans or advances and those provided for in this Agreement.

      8.10 Transactions with Affiliates.

            (a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

            (b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its Subsidiaries, except on terms no less favorable to the Company or the Subsidiary as could be obtained in an arm's length transaction.

            (c) Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

      8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any Subsidiary.

      8.12 Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of indebtedness of, any person or entity (exclusive of any Subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

      9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement and the Note (each an "Event of Default" and, collectively, "Events of Default"):

            (a) if the Company shall default in the payment of (i) any part of the principal of the Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on the Note; when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) business days after written notice (a "Default Notice") is given to the Company of such default;

            (b) if the Company shall default in the performance of any of the covenants contained in Articles VIII or IX hereof and such default shall have continued without cure for thirty (30) days after a Default Notice is given to the Company;

            (c) if the Company shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the Purchaser within thirty-five (35) days after a Default Notice shall have been given to the Company;

            (d) if the Company shall have failed to obtain the waivers of all persons holding preemptive or anti-dilution adjustment rights as required by
Section 5.4(l) hereof and such default shall not have been remedied to the satisfaction of the Purchaser, within thirty-five (35) days after a Default Notice shall have been given to the Company

            (e) if any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

            (f) if any default shall occur under any indenture, mortgage, agreement, instrument or commitment (other than a default under any trade payable or the continuation of default under those agreements set forth on
Schedule 3.14) evidencing or under which there is at the time outstanding any indebtedness of the Company or a Subsidiary, in excess of $25,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $50,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

            (g) if any of the Company or its Subsidiaries shall default in the observance or performance of any term or provision of an agreement, other than those agreements set forth on Schedule 3.14, to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

            (h) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $100,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five
(35) days after entry thereof;

            (i) if the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any Subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

      9.2 Remedies.

            (a) Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company (i) declare the Note to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchaser under this Agreement or as contemplated hereby due and payable.

            (b) Notwithstanding anything contained in Section 9.2(a), in the event that at any time after the principal of the Note shall so become due and payable and prior to the date of maturity stated in the Note all arrears of principal of and interest on the Note (with interest at the rate specified in the Note on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the Purchaser, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

      9.3 Enforcement. In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Note, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of the Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice the Purchaser's rights. No right conferred hereby or by the Note upon the Purchaser shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

                                   ARTICLE X
                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI
                                 INDEMNIFICATION

      11.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

      11.2 Indemnification by the Purchaser. The Purchaser agrees to defend, indemnify and hold harmless the Company and shall reimburse the Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

      11.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 11.1 or 11.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchaser and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

      12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

      12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

      12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder (provided, that the Purchaser may not so assign any of such rights to any competitor of the Company), and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

      12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

      12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered personally, via facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

            (a)   if to the Company:

                  Mr. Philip Cohen, President/CEO
                  Medical Media Television, Inc.
                  8406 Benjamin Road, Suite C
                  Tampa, FL 33634
                  Phone: (813) 888-7330
                  Fax: (813) 888-7375

                  with a copy to:

                  John N.  Giordano, Esq.
                  Bush Ross, P.A.
                  220 S. Franklin Street
                  Tampa, Florida 33602
                  Phone: (813) 224-9255
                  Fax: (813) 223-9620

            (b)    if to a Purchaser:

                  Vicis Capital Master Fund
                  Tower 56, Suite 700
                  126 E. 56th Street, 7th Floor
                  New York, NY 10022
                  Phone: (212) 909-4600
                  Fax: (212) 909-4601
                  Attn: Shad Stastney
            with a copy to:

                  Andrew D. Ketter, Esq.
                  Quarles & Brady LLP
                  411 East Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Phone: (414) 277-5629
                  Fax: (414) 978-8972

      12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the holder of the Note upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

      12.9 Expenses. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and without requiring any documentation therefor, the Company will reimburse the Purchaser $25,000 for all fees and expenses incurred by the Purchaser with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchaser. Such reimbursement shall be paid on the Closing Date by the Purchaser deducting such $25,000 from the Cash Payment.

      12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

      12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      12.13 Disclosure Schedules. The representations and warranties of the Company set forth in this Agreement are made and given subject to disclosures contained in (a) the schedules attached to this agreement (collectively, the "Disclosure Schedules"), and (b) where specifically referenced by the particular representation or warranty, the SEC Documents. The Company will not be, nor will it be deemed to be, in any breach of any such representations or warranties in connection with any such matter so disclosed in the Disclosure Schedules or in the SEC Documents, provided that such representation or warranty made specific reference to the SEC Documents. Where only brief particulars of a matter are set out or referred to in the Disclosure Schedules, or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed. Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Company, taken as a whole, or as an admission of liability or obligation of the Company to any third party. The specific disclosures set forth in the Disclosure Schedules have been organized to correspond to section references in this Agreement to which the disclosure may be most likely to relate, together with appropriate cross references when disclosure is applicable to other sections of this Agreement; provided, however, that any disclosure in the Disclosure Schedules will apply to and will be deemed to be disclosed for the purposes of this Agreement generally. In the event that there is any inconsistency between this Agreement and matters disclosed in the Disclosure Schedules, information contained in the Disclosure Schedules will prevail and will be deemed to be the relevant disclosure.

IN WITNESS WHEREOF, the parties hereto have duly executed this Note Purchase Agreement, as of the day and year first above written.

                                        COMPANY:

                                        MEDICAL MEDIA TELEVISION, INC.


                                        /s/ Philip M. Cohen
                                        ---------------------------------------
                                        Philip M. Cohen
                                        President and Chief Executive Officer


                                        PURCHASER:

                                        VICIS CAPITAL MASTER FUND
                                          By: Vicis Capital LLC


                                        /s/ Shad Stastney
                                        ---------------------------------------
                                        Shad Stastney,
                                        Chief Operating Officer

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                                                       EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT C

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT D

                    FORM OF STOCK PLEDGE AND ESCROW AGREEMENT

                                                                       EXHIBIT E

                           FORM OF GUARANTY AGREEMENT

                                                                       EXHIBIT F

                      FORM OF GUARANTOR SECURITY AGREEMENT

                                                                       EXHIBIT G

FORM OF CONFIRMATORY ASSIGNMENTS OF SECURITY INTEREST IN UNITED STATES PATENTS,
                           TRADEMARKS, AND COPYRIGHTS

                                                                       EXHIBIT H

               FORM OF AMENDED EMPLOYMENT AGREEMENT FOR PHIL COHEN

                                  SCHEDULE 3.04

                                 CAPITALIZATION

1. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO STEVEN PORT FOR $100,000 DATED FEBRUARY 15, 2006:

THIS ONE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH MAY BE PAID AT THE END OF EACH QUARTER IN EITHER (I) SHARES OF THE COMPANY'S SERIES C ZERO COUPON PREFERRED STOCK VALUED A $1.00 PER SHARE, OR (II) CASH, AT THE OPTION OF PORT. ON THE MATURITY DATE, PORT HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL TO $0.40 PER SHARE OR AN AMOUNT EQUAL TO A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. PORT WAS ALSO ISSUED 250,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

2. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO GILBERT B. ROSS FOR $200,000 DATED FEBRUARY 16, 2006:

THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, ROSS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. ROSS WAS ALSO ISSUED 500,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

3. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO SOFTREV PARTNERS, INC. FOR $250,000 DATED MARCH 30, 2006:

THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, SOFTREV PARTNERS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. SOFTREV PARTNERS WAS ALSO ISSUED 625,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

4. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO WILLIAM H. QUIROS FOR $450,000 DATED MARCH 31, 2006:

THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, QUIROS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. QUIROS WAS ALSO ISSUED 1,125,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

5. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO STEVEN J. PORT FOR $125,000 DATED APRIL 1, 2006:

THIS ONE-YEAR NOTE BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, PORT HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL TO $0.40 PER SHARE OR AN AMOUNT EQUAL TO A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. PORT WAS ALSO ISSUED 312,500 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

5. THE COMPANY INTENDS TO ISSUE 100,000 WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK AT A STRIKE PRICE OF $.17 PER SHARE TO LAURANCE WALLACE.

6. THE COMPANY INTENDS TO ISSUE 200,000 WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK AT A STRIKE PRICE OF $.17 PER SHARE TO CARMEN BERSTIEN.

                                  SCHEDULE 3.14

                        INDEBTEDNESS AND OTHER CONTRACTS

1. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO LAURENCE WALLACE:

      PRINCIPAL AMOUNT OF NOTE OF $100,000 PLUS INTEREST WAS DUE ON APRIL 17, 2006. THE COMPANY IS IN DEFAULT UNDER THE NOTE.

2.    CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO CARMEN
      BERNSTEIN:

      PRINCIPAL AMOUNT OF NOTE OF $200,000 PLUS INTEREST WAS DUE ON DECEMBER 14, 2005. THE NOTE HAS BEEN VERBALLY EXTENDED.

3.    EMPLOYMENT AGREEMENT BETWEEN MEDICAL MEDIA TELEVISION, INC. AND CHARLES V.
      RICHARDSON:

      DATED AS OF NOVEMBER 16, 2005; IN DEFAULT REGARDING PAYMENTS.

4. EMPLOYMENT AGREEMENT BETWEEN AFRICAN AMERICAN MEDICAL NETWORK, INC. AND ROBERT CAMBRIDGE:

      DATED AS OF NOVEMBER 16, 2005; IN DEFAULT REGARDING PAYMENTS.

5. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO STEVEN PORT FOR $100,000 DATED FEBRUARY 15, 2006:

      THIS ONE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH MAY BE PAID AT THE END OF EACH QUARTER IN EITHER (I) SHARES OF THE COMPANY'S SERIES C ZERO COUPON PREFERRED STOCK VALUED A $1.00 PER SHARE, OR (II) CASH, AT THE OPTION OF PORT. ON THE MATURITY DATE, PORT HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL TO $0.40 PER SHARE OR AN AMOUNT EQUAL TO A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. PORT WAS ALSO ISSUED 250,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

6.    CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO GILBERT
      B. ROSS FOR $200,000 DATED FEBRUARY 16, 2006:

      THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, ROSS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. ROSS WAS ALSO ISSUED 500,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

7. CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO SOFTREV PARTNERS, INC. FOR $250,000 DATED MARCH 30, 2006:

      THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, SOFTREV PARTNERS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. SOFTREV PARTNERS WAS ALSO ISSUED 625,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

8.    CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO WILLIAM
      H. QUIROS FOR $450,000 DATED MARCH 31, 2006:

      THIS THREE-YEAR NOTE WAS ISSUED AS A PARTIAL REPLACEMENT FOR THE CAPITALSMART NOTE FOR $1,000,000. IT BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, QUIROS HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. QUIROS WAS ALSO ISSUED 1,125,000 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

9.    CONVERTIBLE PROMISSORY NOTE FROM MEDICAL MEDIA TELEVISION, INC. TO STEVEN
      J. PORT FOR $125,000 DATED APRIL 1, 2006:

      THIS ONE-YEAR NOTE BEARS INTEREST AT 20% WHICH INTEREST WILL ACCRUE BUT NOT BECOME DUE AND PAYABLE UNTIL THE MATURITY DATE. ON THE MATURITY DATE, PORT HAS THE OPTION TO CONVERT THE NOTE INTO SHARES OF THE COMPANY'S COMMON STOCK AT A PRICE EQUAL TO $0.40 PER SHARE OR AN AMOUNT EQUAL TO A TWENTY PERCENT (20%) DISCOUNT TO THE THEN CURRENT MARKET PRICE BASED ON THE AVERAGE CLOSING PRICE FOR THE 20 DAYS IMMEDIATELY PRECEDING THE CONVERSION, WITH THE EXCEPTION THAT THE CONVERSION PRICE SHALL NOT BE LOWER THAN $0.166. THE NOTE MAY BE EXTENDED FOR ONE YEAR UNDER THE SAME TERMS. PORT WAS ALSO ISSUED 312,500 FIVE-YEAR COMMON STOCK PURCHASE WARRANTS WITH A FIXED EXERCISE PRICE OF $.75 PER SHARE.

                                  SCHEDULE 3.20

                               EMPLOYEE RELATIONS

EMPLOYMENT AGREEMENT BETWEEN MEDICAL MEDIA TELEVISION, INC. AND CHARLES V.
RICHARDSON:

      DATED AS OF NOVEMBER 16, 2005; IN DEFAULT REGARDING PAYMENTS.

EMPLOYMENT AGREEMENT BETWEEN AFRICAN AMERICAN MEDICAL NETWORK, INC. AND ROBERT
CAMBRIDGE:

      DATED AS OF NOVEMBER 16, 2005; IN DEFAULT REGARDING PAYMENTS.

                                  SCHEDULE 3.22

                          INTELLECTUAL PROPERTY RIGHTS

1. NOTICE OF PUBLICATION WAS RECEIVED INDICATING THAT THE LOGO (SUBJECT MARK) OF AFRICAN AMERICAN MEDICAL NETWORK, INC. HAS BEEN APPROVED BY THE UNITED STATES PATENT AND TRADEMARK OFFICE. SERIAL NUMBER: 78/473792; FILING DATE:
      08/26/04; INTERNATIONAL CLASSES 009 AND 042.

                                  SCHEDULE 3.27

                               MATERIAL CONTRACTS


PLEASE REFERENCE SCHEDULE 3.14.

                                 SCHEDULE 5.4(l)

                                     WAIVERS

WARRANT                                                                             NUMBER OF
  DATE               WARRANT DESCRIPTION                   WARRANT HOLDER            WARRANTS
-------   -----------------------------------------   -----------------------       ---------
5/17/04   Common Stock Purchase Warrant-W-HCW-04-01   H.C. Wainwright & Co., Inc.      7,396
5/17/04   Common Stock Purchase Warrant-W-HCW-04-02   Apogee Business
                                                      Consultants, LLC                 3,556
5/17/04   Common Stock Purchase Warrant-W-HCW-04-03   John R. Clarke                   3,067
5/17/04   Common Stock Purchase Warrant-W-HCW-04-04   Scott F. Koch                    3,067
5/17/04   Common Stock Purchase Warrant-W-HCW-04-05   Ari J. Fuchs                       347
5/17/04   Common Stock Purchase Warrant-W-HCW-04-06   Richard Kreger                     347
                                                                                      ------
                                                                                      17,780
                                                                                      ------
7/28/04   Common Stock Purchase Warrant               TotalCFO, LLC                   10,000
                                                                                      ------
3/16/05   Common Stock Purchase Warrant               MidTown Partners & Co., LLC      1,667
5/6/05    Series D Common Stock Warrant-05-0605-D-MP  MidTown Partners & Co., LLC     20,000
7/19/05   Series BB Common Stock Warant-05-0719AM     MidTown Partners & Co., LLC     50,000
                                                                                      ------
                                                                                      71,667
                                                                                      ------
                                                      TOTAL WARRANTS                  99,447
                                                                                      ======